Marqeta Announces Appointment of Eugenia Gibbons as Chief Product Officer

OAKLAND, Calif., August 25, 2026 — Marqeta, Inc. (NASDAQ: MQ), the modern card issuing platform, today announced the appointment of Eugenia Gibbons as the Company’s Chief Product Officer, effective August 31, 2026. Gibbons will lead the Company’s product organization, overseeing strategy, design, and execution across Marqeta's product suite.

Gibbons brings extensive experience leading businesses end-to-end, with a track record of building and scaling high-growth businesses in banking, payments and lending, while leading large cross-functional teams across product, engineering, design, risk, and operations. She will join Marqeta from Intuit, where she served as General Manager of the Consumer Money Business. Prior to Intuit, Gibbons was Senior Vice President and Consumer Banking Business Unit Leader at SoFi Technologies, Inc. Before SoFi, Gibbons was Global Head of Digital Sales and Customer Engagement at BBVA, where she oversaw digital sales, marketing, and customer engagement. Earlier in her career, she held leadership roles at Bank of America, Liberty Mutual Group, Hexacta, and Accenture.

"Eugenia’s combination of product leadership, financial services expertise, technical understanding, and operating experience make her the ideal leader to build on our momentum and propel Marqeta’s solutions into their next chapter," said Mike Milotich, CEO of Marqeta. "She has a proven track record of building and scaling enterprise businesses, and we look forward to welcoming her to the team. Her leadership will be instrumental in further advancing our product strategy and delivering the capabilities that enable our customers' success."

"Marqeta has built a differentiated platform at the center of modern payments innovation, and I'm thrilled to join this talented team at such an exciting time in the company’s journey," said Gibbons. "I look forward to working closely with our customers, partners, and teams across the company to deepen Marqeta's impact across the industry."

Through the unique capabilities of its modern card issuing platform, Marqeta enables payment possibilities and accelerates customer innovation. Across consumer and commercial card programs, the Company’s solutions provide businesses with greater control and agility in issuing credit and debit payment credentials.

About Marqeta
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $400 billion in annual payments volume in 2025. Marqeta is certified to operate in more than 40 countries worldwide. Marqeta is not a bank, a lender or a money transmitter. Marqeta provides a technology platform to enable its customers to build out products using services offered by its bank or licensed partners. Visit www.marqeta.com to learn more.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, quotations and statements relating to our growth, value creation, technology, products, business and strategy. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: any factors creating issues with changes in domestic and international business, technology, market, product, financial, political and legal conditions; and those risks and uncertainties included in the “Risk Factors” disclosed in Marqeta’s Annual Report on Form 10-K, as may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com. The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Media Contact
Jessica Miller
press@marqeta.com